SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2007

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2222 West Lake Street
Chicago, Illinois	60612
(Address of principal executive offices)	(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              Entry into a Material Definitive Agreement.

On April 13, 2007, Vita Food Products, Inc. (the “Company”), Vita Specialty Foods, Inc. (“VSF”), a wholly-owned subsidiary of Vita comprised of the former operations of Virginia Honey Company, Inc. acquired by Vita in 2001 (“Virginia Honey”) and The Halifax Group, Inc. acquired by Vita in 2002 (“Halifax”), as well as each of Virginia Honey and Halifax, entered into a Tenth Amendment to Loan and Security Agreement (the “Amendment”) with LaSalle Bank National Association (the “Lender”).  Pursuant to the Amendment, the Lender has (i) issued an additional one-year $1,000,000 term loan to the Company bearing interest at the prime rate plus 2% under the Loan and Security Agreement dated as of September 5, 2003, between the parties, as amended (the “Loan Agreement”), to April 1, 2008; and (ii) reset the Company’s financial covenants under the Loan Agreement to start with the six months ending June 30, 2007 and to only include a Minimum EBITDA and a Minimum Cash Flow Coverage Leverage Ratio (as such terms are defined in the Amendment).

ITEM 9.01              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: April 18, 2007	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
President and Chief Executive Officer
(Principal Executive and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Document
10.1	Tenth Amendment to Loan and Security Agreement dated April 13, 2007.